UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 2, 2007

GEOVAX LABS, INC.
(Exact name of registrant as specified in Charter)

Illinois	000-52091	87-0455038
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification No.)
incorporation or organization)
1256 Briarcliff Road N.E.
Emtech Bio Suite 500
Atlanta, Georgia 30306
(Address of Principal Executive Offices)
(404) 727-0971
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

     This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant” or “GeoVax”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Item 8.01 Other Events
     On July 30, 2007 GeoVax entered into a Subscription Agreement with Pure Capital LLC (“Pure”), pursuant to which Pure agreed to purchase a total of 48,387,097 shares of GeoVax’ common stock and warrants to purchase an additional 35,000,000 shares of common stock at an exercise price of $0.33 per share, for an aggregate purchase price of $7.5 million (the “Financing”). The Financing was to occur in two closings, the first on August 6, 2007 for $3.5 million (the “First Closing”), and the second on November 5, 2007 for $4 million (the “Second Closing”).
     During September 2007, Pure advanced $300,000 to GeoVax as payment towards its obligation associated with the First Closing. On October 29, 2007, the parties entered into an Extension Agreement, pursuant to which the First Closing was postponed to November 2, 2007. The Extension Agreement had no effect on the date of the Second Closing.
     On November 2, 2007, Pure defaulted on its remaining $3.2 million obligation with regard to the First Closing, and on November 5, 2007 it defaulted on its $4.0 million obligation with regard to the Second Closing. Discussions between GeoVax and Pure continue in an attempt to secure the balance of the funds committed to GeoVax by Pure, in whole or in part. Regardless of such pending discussions, GeoVax has begun negotiations with other potential investors who may have an interest in participating in the Company’s capital raise, on same or similar terms as those subscribed to Pure. GeoVax has also initiated discussions with other potential sources of equity capital which may result in terms different from those negotiated with Pure. Notwithstanding any of the above to further extend to Pure the opportunity to provide the balance of the funds committed to GeoVax, or GeoVax’s success in securing alternative sources of capital, the Company is reserving all legal rights available to it with regard to potential litigation against Pure, its parent company and respective affiliates.
     Although preliminary discussions with prospective investors are promising, Geovax can provide no assurance that such other sources of equity capital will be available on favorable terms, if at all.
Item 9.01 Financial Statements and Exhibits
          (a) Financial Statements of Businesses Acquired.
               Not applicable.
          (b) Pro Forma Financial Information
               Not applicable.
          (c) Exhibits
               Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 8, 2007

GEOVAX LABS, INC.
By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer